WAIVER AND EXTENSION AGREEMENT

                                 March 23, 2006

      Reference is hereby made to (a) that certain Security Agreement dated as of September 7, 2005 (the "Security Agreement") by and among Laurus Master Fund, Ltd. ("Laurus"), American Technologies Group, Inc. (the "ATEG") and the other subsidiaries of ATEG named therein or which thereafter became a party thereto (such subsidiaries and ATEG, each a "Company" and collectively, the "Companies"), (b) that certain Amended and Restated Secured Convertible Term Note B amended and restated on January 31, 2007 and effective as of September 7, 2007 (the "Existing Note") made by the Companies in favor of Laurus in the original principal amount of $2,000,000 and (c) the Ancillary Agreements (as defined in the Security Agreement) (the Security Agreement, the Existing Note and the Ancillary Agreements, as each may be amended, restated, supplemented and modified from time to time, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings given them in the Security Agreement.

      WHEREAS, ATEG filed a Registration Statement (as defined in the Registration Rights Agreement) covering the Registrable Securities with the SEC on January 31, 2007;

      WHEREAS, the Registration Statement is required to be declared effective by the SEC no later than April 16, 2007 (the "Effectiveness Date");

      WHEREAS, an Event of Default has occurred under Section 19(a) of the Security Agreement (the "Existing Default") as a result of the failure by the Companies to pay in full all amounts owing under the Existing Note on the Maturity Date (as defined in the Existing Note); and

      WHEREAS, the Companies have requested that Laurus (a) extend the Effectiveness Date, (b) waive the Existing Default and (c) extend the Maturity Date of the Existing Note, and Laurus has agreed to do so on the terms and conditions set forth in this Waiver and Extension Agreement (this "Agreement").

      NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Subject to Section 3 hereof, Laurus hereby extends the Effectiveness Date from April 16, 2007 to May 7, 2007. ATEG hereby agrees that it shall cause the Registration Statement to be declared effective under the Securities Act on or prior to May 7, 2007. Each Company hereby acknowledges that the breach of this covenant shall constitute an automatic Event of Default and no cure or grace period shall be applicable thereto notwithstanding any other provision of the Agreements to the contrary

      2. Subject to Section 3 hereof, Laurus hereby waives the Existing Default and agrees to extend the date upon which all amounts due under the Existing Note are payable from March 6, 2007 to May 7, 2007 pursuant to and in accordance with that certain Amended and Restated Secured Convertible Term Note B amended and restated on March 23, 2007 and effective as of September 7, 2007 (the "A&R Note") made by the Companies in favor of Laurus in the original principal amount of $2,000,000. Each Company hereby acknowledges, ratifies and confirms that the Companies shall, jointly and severally, make interest payments to Laurus in accordance with the terms of the A&R Note and a principal payment to Laurus in an amount equal to the unpaid principal balance of the A&R Note on the Maturity Date (as defined in the A&R Note), together with any accrued and unpaid interest thereon.

      3. (a) The Companies hereby agree, jointly and severally, to pay to Laurus a waiver and amendment fee in the amount of Three Hundred Thousand Dollars ($300,000) (the "Fee") which shall be fully earned on the date of this Agreement and shall be paid in full on the Maturity Date (as defined in the A&R Note). The Fee shall be added to and become a part of the Obligations secured by the Collateral.

            (b) The parties hereto agree that the fair market value of the Fee received in consideration of the amendments to the Existing Note made by Laurus hereunder is hereby designated as interest and, accordingly, shall be treated as a reduction of the remaining stated principal amount (which reduced principal amount shall be treated as the issue price) of the A&R Note for U.S. federal income tax purposes under and pursuant to Treasury Regulation Sections 1.1001-3(e)(2)(iii), 1.1273-2(g)(2)(ii) and 1.1274-2(b)(1). The parties further agree to file all applicable tax returns in accordance with such characterization and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall or shall be deemed to modify or impair in any manner whatsoever the Obligations from time to time owing to Laurus under any of the Agreements.

      4. The Agreement shall be effective upon (a) the execution by each Company and Laurus of this Agreement and the receipt by Laurus of each Company's duly executed counterpart to this Agreement and (b) receipt by Laurus of the A&R Note duly executed by each Company.

      5. Each Company hereby represents and warrants to Laurus that, on the date hereof, after giving effect to this Agreement, (a) no Event of Default exists,
(b) all representations, warranties and covenants made by such Company in connection with the Agreements are true, correct and complete and (c) all of such Company's covenant requirements under the Agreements have been met.

      6. Except as expressly described herein, this Agreement shall not constitute (a) a modification or an alteration of any of the terms, conditions or covenants of the Agreements, all of which remain in full force and effect, or
(b) a waiver, release or limitation upon Laurus' exercise of any of its rights and remedies thereunder, all of which are hereby expressly reserved. This Agreement shall not relieve or release any Company in any way from any of its duties, obligations, covenants or agreements under the Agreements or from the consequences of any Events of Default thereunder, except as expressly described above.


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      7. This Agreement shall be governed by and construed under the laws of the
State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                            [Signature Page Follows]


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

      IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Extension Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

                                             COMPANIES:

                                             AMERICAN TECHNOLOGIES GROUP, INC.


                                             /s/ Dr. Gary Fromm, CFO & Chairman

                                             NORTH TEXAS STEEL COMPANY, INC.


                                             /s/ R. Barry Ennis, President

                                             OMAHA HOLDINGS CORP.


                                             /s/ Michael S. Luther, Director


                                             LAURUS:

                                             LAURUS MASTER FUND, LTD.


                                             /s/  David Grin, Director

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